Exhibit 10.2
NONQUALIFIED STOCK OPTION AGREEMENT
UNDER
BAKERS FOOTWEAR GROUP, INC.
2003 STOCK OPTION PLAN
          THIS AGREEMENT (“Agreement”), made this       day of                     , 2          , by and between BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (hereinafter called the “Company”), and                                          (hereinafter called “Optionee”);
          WITNESSETH THAT:
          WHEREAS, the Board of Directors of the Company (“Board of Directors”) has adopted the Bakers Footwear Group, Inc. 2003 Stock Option Plan (the “Plan”) pursuant to which options covering an aggregate of Six Hundred Thousand (600,000) shares of the Common Stock of the Company may be granted, not including shares described in paragraph 20 of the Plan; and
          WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan, which option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as an “Incentive Stock Option”); and
          WHEREAS, Optionee agrees and acknowledges that the grant of said option is valuable consideration;
          NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:
          1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Compensation Committee (“Committee”) of the Board of Directors has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options. The Compensation Committee may, in its discretion, authorize and delegate to the Chief Executive Officer (“CEO”) of the Company the authority to grant certain options in accordance with and subject to the conditions set forth in the Plan; provided, however, that the CEO shall not grant such options to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.
          2. Grant and Terms of Option. Pursuant to action of the Committee or the CEO under delegated authority, the Company hereby grants to Optionee the option to purchase all or any part of                      (          ) shares of the Common Stock of the Company, par value of $0.0001 per share (“Common Stock”) for a period of ten (10) years from the date hereof, at the purchase price of $[option price must not be less than 100% of fair market value or par value] per share; provided, however, that the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased during the first year of the term hereof; that at any time during the term of this option after the end of the first year of the term hereof Optionee may purchase up to [one-third] [20%] of the total number of shares to which this option relates; that at any time during the term of this option after the end of the second year of the term hereof Optionee may purchase up to an additional [one-third] [20%] of the total number of shares to which this option relates; [that at any time during the term of this option after the end of the third year of the term hereof Optionee may purchase up to an additional 20% of the total number of shares to which this option relates; that at any time during the term of this option after the end of the fourth year of the term hereof Optionee may purchase up to an additional 20% of the total number of shares to which this option relates;] and that at any time during the term of this option after the end of the [third] [fifth] year of the term hereof Optionee may purchase up to an additional [one-third] [20%] of the total number of shares to which this option relates; so that upon expiration of the [third] [fifth] year of the term of this option, and thereafter during the term hereof, Optionee will have become eligible to purchase the entire number of shares to which this option relates. The foregoing right to exercise is subject to the provisions of Sections 6 and 7 hereof. Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan) Optionee may purchase 100% of the total number of shares to which this option relates. In no event may this option or any part thereof be exercised after the expiration of ten (10) years from the date hereof. The purchase price of the shares subject to the option must be in cash. The Optionee is required to pay any applicable amounts to the Company in cash for federal and state taxes or otherwise in satisfaction of withholding obligations in accordance with Paragraph 7 of the Plan.
          3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-offs, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be appropriately adjusted, as determined by the Committee in its discretion, which determination shall be conclusive.
          4. Investment Purpose. If the shares subject to the Plan are not registered under the Securities Act of 1933, Optionee acknowledges that a restrictive legend, in substantially the following form, will be printed on the certificates representing the shares acquired by Optionee on exercise of all or any part of this option:
“The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a ‘no-action’ letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act.”

          5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee’s lifetime only by Optionee. Notwithstanding the foregoing, the Committee may, in its sole discretion permit Optionee to transfer this option to any one or more of the following: a descendant of Optionee, Optionee’s spouse, a descendant of Optionee’s spouse, a spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing or of Optionee, or an entity which is a corporation, partnership, or limited liability company (or any such similar entity) the owners of which are primarily the aforementioned persons or trusts. In the event of any such transfer, the option shall still be subject to the provisions of Paragraph 6 hereof and Paragraph 10 of the Plan concerning the exercisability during Optionee’s employment.
          6. Termination of Employment. Any option issued pursuant to this Agreement and according to the terms of the Plan must be exercised prior to the Optionee’s termination of employment (or the Optionee’s capacity as a director or consultant) with the Company, a subsidiary or any affiliate, except that if the employment (or engagement as a director or consultant) of an Optionee terminates with the consent and approval of the Optionee’s employer (or, in the case of a director or consultant, the Company), the Committee in its absolute discretion may permit the Optionee to exercise the option, to the extent that the Optionee was entitled to exercise it at the date of such termination of employment (or capacity as a director or consultant), at any time within three (3) months after such termination, but not after ten (10) years from the date of the granting thereof. In addition, in the event the Company, a subsidiary or an affiliate divests itself of all its interest in a subsidiary or an affiliate, all outstanding options held by an Optionee employed by (or engaged as a director or consultant by) such divested subsidiary or affiliate may be exercised by such Optionee at any time within three (3) months after such divestiture, but not after ten (10) years from the date on which such options were granted. Furthermore, all outstanding options held by an Optionee who terminates employment (or capacity as a director or consultant) on account of retirement (as determined by the Committee) shall be fully exercisable at any time within one (1) year after such retirement, but not after ten (10) years from the date on which such options were granted. If the Optionee terminates employment (or capacity as a director or consultant) on account of disability, as defined in Section 10 of the Plan, the Optionee may exercise such option, to the extent the Optionee was entitled to exercise it at the date of such termination, at any time within one (1) year of the termination of employment (or the termination of the Optionee’s capacity as a director or consultant) but not after ten (10) years from the date of the granting thereof. The effect of approved leaves of absence shall be determined by the Committee in its sole and absolute discretion.
          7. Death of Optionee. In the event of the death of an Optionee while he or she is employed (or engaged as a director or consultant) by the Company (or a subsidiary or affiliate of the Company), the options held by the Optionee at death shall become fully vested immediately and may be exercised by a legatee or legatees under the Optionee’s last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof. In the event of the death of an Optionee within three months after termination of employment (or the Optionee’s capacity as a director or consultant) (or one (1) year in the case of the termination of an Optionee who is disabled as above provided or one (1) year in the case of termination of employment (or termination of the Optionee’s capacity as a director or consultant) on account of retirement, as provided in Paragraph 6 above) the option theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the Optionee’s last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof.
          8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.
          9. Committee Administration. This option has been granted pursuant to a determination made by the Committee or the CEO under delegated authority. In accordance with Paragraph 3 of the Plan, the Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted. In accordance with Paragraph 16 of the Plan, the Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.
          10. Option Not An Incentive Stock Option. The option granted hereunder is not intended to be, and will not be treated as, an Incentive Stock Option.
          11. No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment or a consulting agreement for any specified period of time. The employment (or consulting or director) relationship shall continue to be at the will of both parties, either of which may terminate such employment relationship at any time for any reason.
          12. Severability. Any word, phrase, clause, sentence or other provision hereof which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions hereof.
          13. Governing Law. This agreement is made in and shall be construed and administered in accordance with the laws of the State of Missouri, without regard to conflicts of law principles which might otherwise be applied. Any litigation arising out of, in connection with or concerning any aspect of this agreement shall be conducted exclusively in the State or Federal Courts in the State of Missouri, and Optionee hereby consents to the jurisdiction of said courts.

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IN WITNESS WHEREOF, Optionee has signed this Agreement to evidence Optionee’s acceptance of the option herein granted and of the terms hereof, and the Company has thereafter caused this Agreement to be executed at its headquarters, on its behalf by an authorized officer, all as of the date hereof.

Optionee

BAKERS FOOTWEAR GROUP, INC.

By:

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